EXHIBIT 23.1

PRICEWATERHOUSECOOPERS LLP LOGO

PricewaterhouseCoopers LLP
800 Market St.
St. Louis MO 63101-2695
Telephone (314) 206 8500
acsimile (314) 206 8514
www.pwc.com












            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2007 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2006 Annual Report to Shareholders, which is incorporated by reference in Anheuser-Busch Companies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the incorporation by reference of our report dated February 28, 2007 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. Further, we also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/ PRICEWATERHOUSECOOPERS LLP

    PricewaterhouseCoopers LLP
    St. Louis, MO
    July 11, 2007